EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

China Films Technology, Inc.

We hereby consent to the use in this Registration Statement on Amendment No. 3 to Form S-1 of our report dated May 25, 2011, relating to the consolidated financial statements of China Films Technology Inc. as of and for the years ended December 31, 2010 and 2009 and to the reference to our firm under the caption "Experts" in the Prospectus.

/s/ HKCMCPA Co. Ltd.

HKCMCPA Company Limited

Certified Public Accountants

February 13, 2012

Hong Kong, China

9 FLOOR, CHINACHEM HOLLYWOOD CENTRE, 1-13 HOLLYWOOD ROAD,

CENTRAL, HONG KONG

Tel: (852) 2573 2296   Fax:  (852) 2384 2022

http://www.hkcmcpa.us